    As filed with the Securities and Exchange Commission on July 11, 1996
                                                     Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                               HARRIS CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                               34-0276860
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)

       1025 W. NASA Boulevard
         Melbourne, Florida                                          32919
(Address of Principal Executive Offices)                             (Zip Code)

                          ---------------------------

                     HARRIS CORPORATION STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                           R. L. Ballantyne, Secretary
                               HARRIS CORPORATION
                             1025 W. NASA Boulevard
                            Melbourne, Florida 32919
                     (Name and address of agent for service)

                                 (407) 727-9100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------
                                                     Proposed          Proposed
                                                     maximum           maximum
                                                     offering          aggregate        Amount of
Title of securities        Amount to be              price per         offering         registration
to be registered           registered                share (2)         price (2)        fee
- --------------------------------------------------------------------------------------------------------
Common Stock, par value
$1 per share               2,000,000                 $59.1875          $118,375,000     $40,818.97
Preferred Stock
Purchase Rights            2,000,000                      N/A                   N/A            N/A

========================================================================================================

(1) IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLAN DESCRIBED HEREIN.

 (2) BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED IN THE CONSOLIDATED TRANSACTION REPORTING SYSTEM FOR JULY 9, 1996, PURSUANT TO RULE 457(h) UNDER THE SECURITIES ACT OF 1933.

                                     PART II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents of the Registrant, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995.
         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996.
         3. The Registrant's Current Reports on Form 8-K dated October 12, 1995, January 4, 1996, January 10, 1996 and May 6, 1996.
         4. Description of Registrant's Common Stock set forth under the caption "Description of Stock" in the Registrant's Registration Statement on Form S-8 (File No. 33-31370).
         5. Description of Registrant's Preferred Stock Rights set forth in Item 1 of Registrant's Form 8-A filed with the Commission on November 25, 1986.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Richard L. Ballantyne is Vice President-General Counsel and Secretary of the Registrant. As of June 14, 1996, Mr. Ballantyne was the beneficial owner of 3,945 shares of Common Stock, 6,250 performance shares granted under the Registrant's Stock Incentive Plan and 2,500 options to acquire shares of Common Stock, of which none are exercisable within 60 days of that date.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the paragraph above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         Article VI of the By-laws of the Registrant provides that the Registrant shall indemnify any person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another enterprise (and his heirs, executors and administrators) against reasonable expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred by him in such capacity or arising out of his status as such, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a) to the extent, and according to the procedures and requirements, set forth in the General Corporation Law of Delaware and, in addition, (b) to the extent authorized upon a determination made in accordance with the By-laws that such person acted in good faith and is fairly and reasonably entitled to be indemnified in view of all the circumstances.

         The Registrant has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Registrant as directors and officers. A separate policy insures fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, of various employee benefit plans of the Registrant.

         The Registrant has also entered into agreements with its directors and officers which indemnify them against claims and liabilities to which they may become subject by reason of their position with the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.  EXHIBITS

(4)(a) Rights Agreement dated as of November 24, 1986, between Harris Corporation and Ameritrust Company National Association, as Rights Agent, is incorporated by reference to the Form 8-A filed with the Commission on November 25, 1986.

(5) Opinion of Richard L. Ballantyne, Vice President-General Counsel and Secretary of the Corporation, as to the validity of the securities registered hereby.


(23)(a)   Consent of Richard L. Ballantyne (Included in Opinion at Exhibit 5).

(23)(b)   Consent of Ernst & Young LLP.

(24)      Powers of Attorney.

(99)      Harris Corporation Stock Incentive Plan.

Item 9.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Harris Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 11th day of July, 1996.

                             HARRIS CORPORATION

                             By:   /s/ B. R. Roub
                                   --------------------------------
                                   B. R. Roub
                                   Senior Vice President-Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                   Title                                                Date
         ---------                                   -----                                                ----
/s/ Phillip W. Farmer*              Chairman of the Board of
- ---------------------               Directors.  Chief Executive
Phillip W. Farmer                   Officer and Director (Principal
                                    Executive Officer)

/s/ B. R. Roub                  Senior Vice President-Chief Financial Officer
- ---------------------               (Principal Financial Officer)
Bryan R. Roub

/s/ R. W. Fay                   Vice President-Controller                                            July 11, 1996
- ---------------------               (Principal Accounting Officer)
Robert W. Fay

/s/ Robert Cizik*                    Director
- ---------------------
Robert Cizik

         Signature                          Title                                       Date
         ---------                          -----                                       ----
/s/ Lester E. Coleman*                      Director
- -----------------------------
Lester E. Coleman

                                            Director
- -----------------------------
Alfred C. DeCrane, Jr.

/s/ Ralph D. DeNunzio*                      Director
- -----------------------------
Ralph D. DeNunzio

/s/ Joseph L. Dionne*                       Director
- -----------------------------
Joseph L. Dionne

/s/ John T. Hartley*                        Director
- -----------------------------
John T. Hartley

/s/ Karen Katen*                            Director
- -----------------------------
Karen Katen

/s/ Walter F. Raab*                         Director                          July 11, 1996
- -----------------------------
Walter F. Raab

/s/ Alexander B. Trowbridge*                Director
- -----------------------------
Alexander B. Trowbridge

*By     /s/ R. L. Ballantyne
        ------------------------------------
        R. L. Ballantyne, Attorney-in-Fact